As filed with the Securities and Exchange Commission on April 7, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
THE GREENBRIER COMPANIES, INC.
(Exact name of Registrant as specified in its charter)

Oregon	3743	93-0816972
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Centerpointe Drive, Suite 200
Lake Oswego, OR 97035
(503) 684-7000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Martin R. Baker
General Counsel
The Greenbrier Companies, Inc.
One Centerpointe Drive, Suite 200
Lake Oswego, OR 97035
(503) 684-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen D. Cooke, Esq.
Paul, Hastings, Janofsky & Walker LLP
695 Town Center Drive, 17th Floor
Costa Mesa, CA 92626
Tel: (714) 668-6200
Fax: (714) 979-1921

Approximate date of commencement of proposed sale to the public:  From time to time after the effectiveness of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to	Offering	Aggregate	Registration
Securities to be Registered	be Registered(1)	Price per Security	Offering Price(1)(2)	Fee(1)
Common stock, without par value per share(3)
Preferred stock, without par value per share
Debt securities(2)
Guarantees(4)
Warrants
Rights
Units(5)
Total	$300,000,000		$300,000,000	$21,390

(1)	The Registrant is hereby registering an indeterminate amount and number of each identified class of the identified securities up to a proposed maximum offering price of $300,000,000. Except as provided in Rule 416 under the Securities Act of 1933, in no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $300,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. The Registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $300,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies, less the dollar amount of any securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The debt securities may consist of one or more series of senior debt securities or subordinated debt securities as described in the applicable prospectus supplement.

(3)	Includes associated rights to purchase shares of the registrant’s Series A participating preferred stock or Purchase Rights that are attached to all shares of our common stock, in accordance with the Stockholder Rights Agreement, dated as of July 13, 2004, as amended, by and between the Registrant and Computershare Trust Co., N.A. (formerly Equiserve Trust Company, N.A.), as rights agent, called the Rights Agreement. The Purchase Rights are not exercisable until the occurrence of certain events specified in the Rights Agreement, are evidenced by the stock certificates representing common stock and are transferrable only with the common stock. The value attributable to the Purchase Rights, if any, is reflected in the value of the common stock.

(4)	No separate consideration will be received for any guarantee of debt securities; accordingly pursuant to Rule 457(n) under the Securities Act, no separate filing fee with respect to the guarantees of debt securities is required.

(5)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities listed above, in any combination, which may or may not be separable from one another.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

REGISTRANT GUARANTORS

		Primary Standard
	State of	Industrial	IRS Employer
	Incorporation/	Classification	Identification
Exact Name of Registrant as Specified in its Charter	Formation	Code Number	Number

Autostack Company LLC	Oregon	7359	93-0981840
Greenbrier-Concarril, LLC	Delaware	3743	93-1262344
Greenbrier Leasing Company LLC	Oregon	4741	26-1269500
Greenbrier Leasing Limited Partner, LLC	Delaware	7389	93-1266038
Greenbrier Management Services, LLC	Delaware	7389	93-1266040
Greenbrier Leasing, L.P.	Delaware	7389	91-1960693
Greenbrier Railcar LLC	Oregon	4741	93-0971066
Gunderson LLC	Oregon	3743	93-0180205
Gunderson Marine LLC	Oregon	3731	93-1127982
Gunderson Rail Services LLC	Oregon	7699	93-1123815
Greenbrier Railcar Leasing, Inc.	Washington	4741	91-1158455
Gunderson Specialty Products, LLC	Delaware	3460	93-0180205
Brandon Railroad LLC	Oregon	7699	93-1123815
Meridian Rail Holdings Corp.	Oregon	3743	20-1863643
Meridian Rail Acquisition Corp.	Oregon	3743	01-0549584
Meridian Rail Mexico City Corp.	Oregon	3743	01-0549691
Greenbrier Rail Holdings I, LLC	Oregon	3743	27-2255087
Greenbrier Rail Holdings II, LLC	Oregon	3743	27-2255161
Greenbrier Rail Holdings III, LLC	Oregon	3743	93-1123815

Except as noted below, the address, including zip code, and telephone number, including area code, of the principal executive office of each Registrant Guarantor listed above is The Greenbrier Companies, Inc., One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035, (503) 684-7000.

The address, including zip code, and telephone number, including area code, of the principal executive office of each of Gunderson LLC, Gunderson Marine LLC and Gunderson Specialty Products, LLC is 4350 NW Front Avenue, Portland, Oregon 97210, (503) 972-5700.

The name, address, including zip code, and telephone number, including area code, of each Registrant Guarantor’s agent for service is Martin R. Baker, General Counsel, The Greenbrier Companies, Inc., One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 7, 2010

PROSPECTUS

$300,000,000
Common Stock
Preferred Stock
Debt Securities
Guarantees
Warrants
Rights
Units

From time to time, we may offer up to $300,000,000 of our common stock, preferred stock, debt securities, warrants or rights to purchase common stock, preferred stock or debt securities or any combination of these securities, and units consisting of common stock, preferred stock, debt securities or warrants or any combination of these securities, in one or more transactions. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants or rights.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock is traded on the New York Stock Exchange under the symbol “GBX.” On April 5, 2010, the last reported sale price of our common stock on the New York Stock Exchange was $11.99. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the New York Stock Exchange or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 2 and contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, (or through a combination of these methods or any other method as provided in the applicable prospectus supplement) on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 20  .

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock or preferred stock, various series of debt securities, guarantees, rights and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, up to a total dollar amount of $300,000,000. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants or rights. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus, is accurate only as of the date on the front cover of this prospectus, the applicable free writing prospectus supplement or free writing prospects, as applicable, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.” The Greenbrier Companies is our registered trademark. Gunderson, Maxi-Stack, Auto-Max and YSD are registered trademarks of Gunderson LLC.

THE GREENBRIER COMPANIES, INC.

We are one of the leading designers, manufacturers and marketers of railroad freight car equipment in North America and Europe, a manufacturer and marketer of ocean-going marine barges in North America and a leading provider of railcar refurbishment and parts, leasing and other services to the railroad and related transportation industries in North America.

We operate an integrated business model in North America that combines freight car manufacturing, repair and refurbishment, component parts reconditioning, leasing and fleet management services to provide customers with a comprehensive set of freight car solutions. This model allows us to develop synergies between our various business activities.

We operate in three primary business segments: Manufacturing, Refurbishment & Parts and Leasing & Services. Financial information about our business segments for the years ended August 31, 2009, 2008 and 2007 is located in Note 24 to the Consolidated Financial Statements in our Annual Report on Form 10-K, filed November 12, 2009.

The Greenbrier Companies, Inc., which was incorporated in Delaware in 1981, consummated a merger on February 28, 2006 with its affiliate, Greenbrier Oregon, Inc., an Oregon corporation, for the sole purpose of changing its state of incorporation from Delaware to Oregon. Greenbrier Oregon survived the merger and assumed the name, The Greenbrier Companies, Inc. Our principal executive offices are located at One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035, our telephone number is (503) 684-7000, and our website is located at www.gbrx.com. The information found on, or accessible through, our website is not part of this prospectus.

In this prospectus, we refer to common stock, preferred stock, debt securities, warrants, rights and units collectively as “securities.” Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Company,” “Greenbrier” and similar references refer to The Greenbrier Companies, Inc., an Oregon corporation, and its wholly-owned subsidiaries.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents, including our most recent annual report on Form 10-K, any subsequent quarterly reports on Form 10-Q as well as any amendments thereto, and in other filings with the SEC, that are incorporated by reference into this prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking statements” of Greenbrier within the meaning of Section 27A of the Securities Act of 1933, as amended, the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, the Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and include statements relating to:

•	availability of financing sources and borrowing base for working capital, other business development activities, capital spending and railcar warehousing activities;

•	ability to renew, maintain or obtain sufficient lines of credit and performance guarantees on acceptable terms;

•	ability to utilize beneficial tax strategies;

•	ability to grow our refurbishment & parts and lease fleet and management services businesses;

•	ability to obtain sales contracts which provide adequate protection against increased costs of materials and components;

•	ability to obtain adequate insurance coverage at acceptable rates;

•	ability to obtain adequate certification and licensing of products; and

•	short- and long-term revenue and earnings effects of the above items.

Forward-looking statements are subject to a number of uncertainties and other factors outside our control. The following factors, among others, could cause actual results or outcomes to differ materially from the forward-looking statements:

•	fluctuations in demand for newly manufactured railcars or marine barges;

•	delays in receipt of orders, risks that contracts may be canceled during their term or not renewed and that customers may not purchase the amount of products or services under the contracts as anticipated;

•	ability to maintain sufficient availability of credit facilities and to maintain compliance with or to obtain appropriate amendments to covenants under various credit agreements;

•	domestic and global political or economic conditions including such matters as terrorism, war, embargoes or quotas;

•	growth or reduction in the surface transportation industry;

•	ability to maintain good relationships with third party labor providers or collective bargaining units;

•	steel and specialty component price fluctuations, scrap surcharges, steel scrap prices and other commodity price fluctuations and their impact on product demand and margin;

•	a delay or failure of acquired businesses, start-up operations, or new products or services to compete successfully;

•	changes in product mix and the mix of revenue levels among reporting segments;

•	labor disputes, energy shortages or operating difficulties that might disrupt operations or the flow of cargo;

•	production difficulties and product delivery delays as a result of, among other matters, changing technologies or non-performance of alliance partners, subcontractors or suppliers;

•	ability to renew or replace expiring customer contracts on satisfactory terms;

•	ability to obtain and execute suitable contracts for railcars held for sale;

•	lower than anticipated lease renewal rates, earnings on utilization based leases or residual values for leased equipment;

•	discovery of defects in railcars resulting in increased warranty costs or litigation;

•	resolution or outcome of pending or future litigation and investigations;

•	financial condition of principal customers;

•	competitive factors, including introduction of competitive products, new entrants into certain of our markets, price pressures, limited customer base and competitiveness of our manufacturing facilities and products;

•	industry overcapacity and our manufacturing capacity utilization;

•	decreases in carrying value of inventory, goodwill or other assets due to impairment;

•	severance or other costs or charges associated with lay-offs, shutdowns, or reducing the size and scope of operations;

•	changes in future maintenance or warranty requirements;

•	ability to adjust to the cyclical nature of the railcar industry;

•	changes in interest rates and financial impacts from interest rates;

•	ability and cost to maintain and renew operating permits;

•	actions by various regulatory agencies;

•	changes in fuel and/or energy prices;

•	risks associated with our intellectual property rights or those of third parties, including infringement, maintenance, protection, validity, enforcement and continued use of such rights;

•	expansion of warranty and product support terms beyond those which have traditionally prevailed in the rail supply industry;

•	availability of a trained work force and availability and/or price of essential raw materials, specialties or components, including steel castings, to permit manufacture of units on order;

•	failure to successfully integrate acquired businesses;

•	discovery of unknown liabilities associated with acquired businesses;

•	failure of or delay in implementing and using new software or other technologies;

•	ability to replace maturing lease revenue and earnings with revenue and earnings from additions to the lease fleet and management services;

•	credit limitations upon our ability to maintain effective hedging programs; and

•	financial impacts from currency fluctuations and currency hedging activities in our worldwide operations.

Any forward-looking statements should be considered in light of these factors. Words such as “anticipates,” “believes,” “forecast,” “potential,” “contemplates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can” and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements. In evaluating an investment in our securities, you should carefully consider the discussion of risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents, including our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto, and in other filings with the SEC, that are incorporated by reference into this prospectus. You should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is information concerning our ratio of earnings to fixed charges on a consolidated basis for the periods indicated. The ratio of earnings to fixed charges below has been computed by dividing earnings before fixed charges by fixed charges. Earnings before fixed charges consist of earnings (loss) before income tax, noncontrolling interest and equity in unconsolidated subsidiaries, plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs, and the portion of rental expense that we believe is representative of the interest component of lease expense. The ratio calculated below is not the same as the calculation of similarly titled fixed charge coverage ratios required by our existing debt agreements.

						Six Months Ended
	Fiscal Years Ended August 31					February 28
	2005	2006	2007	2008	2009	2009	2010
	(In thousands, except for ratios)

Earnings (loss) before income tax, noncontrolling interest and equity in unconsolidated subsidiaries	$50,000	$60,144	$30,914	$30,488	$(74,215)	$(19,056)	$(10,876)
Interest expense	14,835	26,317	43,206	44,320	45,912	20,917	23,517
Estimated interest portion of rent expense	5,591	6,465	7,249	11,371	11,869	5,189	5,699

	$70,426	$92,926	$81,369	$86,179	$(16,434)	$7,050	$18,340

Fixed charges	$20,426	$32,782	$50,455	$55,691	$57,781	$26,106	$29,216
Ratio of earnings to fixed charges(1)	3.45	2.83	1.61	1.55	(0.28)	0.27	0.63
Deficiency of earnings to fixed charges					$74,215	$19,056	$10,876

(1)	Our earnings were insufficient to cover our fixed charges in the twelve months ended August 31, 2009, and the six months ended February 28, 2009 and 2010.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock or preferred stock, various series of debt securities, rights and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $300,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants or rights. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount;

•	rates and times of payment of interest or dividends;

•	redemption, conversion, exercise, exchange or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights;

•	events of default;

•	restriction on transfer, sale or other assignment;

•	security and subordination;

•	terms of modification;

•	conversion prices; and

•	important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add or update information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock.  We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Preferred Stock.  We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation there are 25,000,000 shares of preferred stock authorized. Our board of directors has the authority, without further action by shareholders, to designate the shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. We have not issued any preferred stock, but in connection with stockholder rights agreement, have designated 200,000 shares of preferred stock as Series A participating preferred stock.

If we sell any series of preferred stock under this prospectus, we will fix the designations, powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. Convertible preferred stock will be convertible into or exchangeable for our common stock or our other securities at predetermined conversion rates. We may prescribe that conversion of such securities shall be mandatory or at your option. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities.  We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt and may be secured or unsecured. The senior debt securities will rank equally with any unsubordinated debt. The subordinated debt securities will rank equally with all of our other subordinated debts. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities at predetermined conversion rates. We may prescribe that conversion of such securities shall be mandatory or at your option.

The debt securities will be issued under one or more indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed these indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Guarantees.  Our debt securities may be guaranteed by any of the Subsidiary Guarantors listed on this prospectus. The specific terms and provisions of each guarantee will be described in the applicable prospectus supplement.

Warrants.  We may issue warrants for the purchase of common stock, preferred stock, debt securities or other securities in one or more series. We may issue warrants together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Rights.  We may issue rights for the purchase of common stock, preferred stock, debt securities or other securities in one or more series. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In this prospectus, we have summarized certain general features of the rights. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of rights being offered, as well as the complete rights agreements that contain the terms of the rights. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreements that describes the terms of the rights we are offering, and any supplemental agreements, before the issuance of the related series of rights.

Units.  We may issue, in one or more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units it is offering before the issuance of the related series of units.

DESCRIPTION OF OUR CAPITAL STOCK

The following description is a general summary of the terms of our common stock and preferred stock. The description below does not include all of the terms of the common stock and preferred stock and should be read together with our Articles of Incorporation, Bylaws, as amended, the rights agreement governing our stockholder rights plan, as amended, and our investor rights and restrictions agreement, copies of which have been filed with the SEC.

General

Under our Articles of Incorporation, we are authorized to issue 75,000,000 shares, of which 50,000,000 have been designated shares of common stock, without par value, and 25,000,000 have been designated shares of preferred stock, without par value. Further, in connection with the stockholders rights agreement described below, the board of directors has designated 200,000 shares of preferred stock as Series A participating preferred stock. As of April 6, 2010, 17,382,560 shares of common stock were issued and outstanding. We have not issued any shares of our preferred stock.

Common Stock

Holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. There are no cumulative voting rights. Holders of common stock have no preemptive or conversion rights and are entitled to receive ratable dividends when and if declared by the board of directors out of funds legally available for the payment of dividends, subject to any preferential rights of any then-outstanding preferred stock. There are no redemption or sinking fund provisions applicable to common stock. Subject to the rights of holders of any preferred stock, holders of common stock are entitled to share ratably in our assets legally available for distribution to shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities. Our common stock is listed on the New York Stock Exchange under the symbol “GBX.”

Preferred Stock

The board of directors may, without further action by the shareholders, issue preferred stock in one or more series and fix the rights and preferences of the preferred stock, including voting rights, dividend rates, conversion rights, terms of redemption (including sinking fund provisions) and liquidation preferences. The issuance of preferred stock by action of the board of directors could adversely affect the voting power, dividend rights and other rights of holders of common stock. Issuance of a series of preferred stock also could, depending upon the terms of series, impede the completion of a merger, tender offer or other takeover attempt. In connection with the stockholders rights plan described below, the board has designated 200,000 shares of preferred stock as Series A participating preferred stock, without par value. None of these shares of preferred stock have been issued or are outstanding. The number of shares of Series A participating preferred stock may be increased or decreased by the board without shareholder approval provided that the number of shares of Series A participating preferred stock is at least equal to the number of shares outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities.

When the Series A participating preferred stock is issued, each holder of one one-hundredth of a share of Series A participating preferred stock will be entitled to one vote on all matters to be voted upon by the shareholders. Except as otherwise provided, holders of Series A participating preferred stock and common stock will vote together as a single class. The Series A participating preferred stock will rank junior to all other series of our preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, but senior to our common stock. Such shares of Series A participating preferred stock will not be redeemable.

Antitakeover Provisions

Our Articles of Incorporation and Bylaws, as currently in effect, contain provisions that may have the effect of delaying, deferring or preventing a change in control of our ownership or management. They provide for:

•	a classified board of directors, with each class containing as nearly as possible one-third of the total number of members of the board of directors and the members of each class serving for staggered three-year terms;

•	a vote of at least 55% of our voting securities to amend some provisions of the Articles of Incorporation;

•	no less than 120 days’ advance notice with respect to nominations of directors or other matters to be voted on by shareholders other than by or at the direction of the board of directors;

•	removal of directors only with cause;

•	the calling of special meetings of shareholders only by the president, a majority of the board of directors or the holders of not less than 25% of all votes entitled to be cast on the matters to be considered at such meeting;

•	the issuance of preferred stock by the board without further action by the shareholders; and

•	the designation of the terms of preferred stock issuable pursuant to a stockholder rights agreement, as described below.

Antitakeover Effects of Provisions of Oregon Law

Oregon Takeover Statute; Hostile Takeovers.  The Oregon Control Share Act, or OCSA, regulates the process by which a person may acquire control of certain Oregon-based corporations without the consent and cooperation of the board of directors. The OCSA provisions restrict a shareholder’s ability to vote shares of stock acquired in certain transactions not approved by the board that cause the acquiring person to gain control of a voting position exceeding one-fifth, one-third, or one-half of the votes entitled to be cast in an election of directors. Shares acquired in a control share acquisition have no voting rights except as authorized by a vote of the shareholders. A corporation may opt out of the OCSA by provision in the corporation’s articles of incorporation or bylaws. We have not opted out of the coverage of the OCSA.

Interested Shareholder Transactions.  Except under certain circumstances, the Oregon Business Corporation Act, or OBCA, prohibits a “business combination” between a corporation and an “interested shareholder” within three years of the shareholder becoming an “interested shareholder.” Generally, an “interested shareholder” is a person or group that directly or indirectly owns, controls, or has the right to acquire or control, the voting or disposition of 15% or more of the outstanding voting stock or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years. A “business combination” is defined broadly to include, among others, (i) mergers and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested shareholder, (ii) certain transactions resulting in the issuance or transfer to the interested shareholder of any stock of the corporation or its subsidiaries, (iii) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by the interested shareholder, and (iv) receipt by the interested shareholder of the benefit (except proportionately as a shareholder) of any loans, advances, guarantees, pledges, or other financial benefits. A business combination between a corporation and an interested shareholder is prohibited for three years following the date that the shareholder became an “interested shareholder” unless (i) prior to the date the person became an interested shareholder, the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested shareholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested shareholder, that person owns at least 85% of the corporation’s voting stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least two-thirds of the outstanding voting stock not owned by the interested shareholder.

These restrictions placed on interested shareholders by the OBCA do not apply under certain circumstances, including, but not limited to, the following: (i) if the corporation’s original articles of incorporation contain a provision expressly electing not to be governed by the applicable section of the OBCA; or (ii) if the corporation, by action of its shareholders, adopts an amendment to its bylaws or articles of incorporation expressly electing not to be governed by the applicable section of the OBCA, provided that such an amendment is approved by the affirmative vote of not less than a majority of the outstanding shares entitled to vote. Such an amendment, however, generally will not be effective until 12 months after its adoption and will not apply to any business combination with a person who became an interested shareholder at or prior to such adoption. We have not elected to be outside the coverage of the applicable sections of the OBCA.

Board Of Directors’ Criteria For Evaluating Business Combinations.  Under the OBCA, members of the board of directors of a corporation are authorized to consider certain factors in determining the best interests of the corporation when evaluating any (i) offer of another party to make a tender or exchange offer, (ii) merger or consolidation proposal, or (iii) offer of another party to purchase or otherwise acquire all or substantially all of the assets of the corporation. These factors include the social, legal and economic effects on employees, customers and suppliers of the corporation and on the communities and geographical areas in which the corporation and its subsidiaries operate, the economy and the state of the nation, the long-term and short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation, and other relevant factors.

Investor Rights and Restrictions Agreement

On June 10, 2009, we entered into (i) a credit agreement with WLR Recovery Fund IV, L.P., WLR IV Parallel ESC, L.P., WL Ross & Co. LLC, and certain other parties thereto providing us a $75 million secured term loan; and (ii) a warrant agreement with Recovery Fund IV, L.P., WLR IV Parallel ESC, L.P., and other holders from time to time party thereto, the Warrant Agreement, whereby we issued warrants to purchase an aggregate of 3,377,903 shares of our common stock, referred to herein as, WLR Warrants. The initial exercise price of the WLR Warrants is $6.00 per share, and the exercise price and the number of shares of common stock issuable upon exercise of the WLR Warrants are subject to adjustment as provided for in the Warrant Agreement. In connection with the WLR Credit Agreement and the Warrant Agreement, we entered into the Investor Rights and Restrictions Agreement, dated as of June 10, 2009, with WL Ross & Co. LLC and certain affiliates, referred to herein as the WLR Funds, and the holders of the WLR Warrants from time to time party thereto.

Among other things, the Investor Rights Agreement provides that we will cause two designees of Recovery Fund IV, L.P., to be appointed to our board of directors, each of whom shall be appointed to a separate class. In addition, the Investor Rights Agreement also provides that subject to certain exceptions, we may not issue common stock or securities convertible into, or exercisable or exchangeable for, common stock, without consideration or for consideration per share (or having a conversion or exercise price per share) that is less than $6.00 per share (as adjusted for stock splits, dividends, combinations, etc.), without the prior consent, not to be unreasonably withheld, of a majority of the holders of the WLR Warrants.

The Investor Rights Agreement also provides, if permitted by law and the rules and regulations of the applicable stock exchange, if we conduct a primary, public offering of our common stock (other than one where we reasonably believe that the price per share to the public will be in excess of $6.00), certain holders of the WLR Warrants the right to participate in proportion to their ownership of our common stock (calculated as if the warrants were exercised). The Investor Rights Agreement also grants the holders of the WLR Warrants certain registration rights. The terms and conditions of such participation rights and registration rights are set forth in the Investor Rights Agreement.

Stockholder Rights Agreement

We entered into a stockholder rights agreement, dated July 13, 2004, as amended on November 9, 2004, February 5, 2005, and June 10, 2009, between us and a rights agent. Pursuant to the rights agreement, each stockholder of record as of July 26, 2004 received a dividend distribution of one preferred stock purchase right per share of common stock. Each right initially entitles the registered holder to purchase one one-hundredth of a share of Series A participating preferred stock, at a price of $100 per right, subject to adjustment. The rights are not presently exercisable. Until they become exercisable, the rights will automatically trade with the underlying common stock and no separate preferred stock purchase rights certificates will be distributed at this time. The rights can be exercised on a cashless basis at the discretion of the board of directors. The rights will expire at the earlier of July 26, 2014 or the redemption or exchange of the rights.

Subject to certain exceptions, the rights become exercisable ten days following the date any person or group becomes an Acquiring Person, as defined in the agreement. The agreement provides that an “Acquiring Person” is, subject to certain exceptions, any person who first acquires 12% or more of our common stock or any person or group, commencing a tender offer, the consummation of which would result in that person or group beneficially owning 12% or more of our outstanding common stock. In connection with the Investor Rights and Restrictions Agreement, we amended the stockholder rights agreement to provide the WLR Funds shall not be deemed to be an Acquiring Person unless their beneficial ownership exceeds 19.9% of our common stock.

If the rights become exercisable as described in the preceding paragraph, each holder of rights will be entitled to exercise such rights in order to receive that number of shares of our common stock equal to twice the exercise price of the rights. In addition, in the event of a business combination or certain sale transactions, the rights permit their holders to receive, upon the exercise at the then-current exercisable price, that number of shares of the acquirer’s or surviving corporation’s common stock having a market value of two times the exercise price of the right. In each case, the rights associated with the shares of our common stock owned by the Acquiring Person become null and void.

At any time after a person or group becomes an Acquiring Person and before the person or group acquires 50% or more of our common stock, we may exchange all of the then-outstanding rights, other than rights held by the Acquiring Person, for common stock at an exchange ratio of one share of common stock per rights, subject to readjustment. The agreement also provides that in accordance with certain provisions we may, by action of our board of directors, at any time until 10 days after a person meets the triggering threshold under the plan redeem the rights for $0.01 per right and terminate the rights agreement.

Number of Directors; Filling Vacancies

Our Bylaws, as currently in effect, provide that the number of directors shall be eleven. The shareholders and the board of directors have the authority to adopt, repeal or amend the bylaws. The affirmative vote of a majority of the total number of votes of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, may remove any director only with cause. Unless previously filled by the holders of at least a majority of the shares of capital stock entitled to vote for the election of directors, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material features, terms and provisions of any debt securities that we may offer under this prospectus. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. As of the date of this prospectus, substantially all of our assets are pledged to secure indebtedness under our existing credit facilities. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. For any debt securities that we may offer, an indenture (and any relevant supplemental indenture) will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a current report on Form 8-K, incorporated by reference in this prospectus. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We conduct substantially all of our operations though subsidiaries. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of each subsidiary.

We may issue senior debt securities or subordinated debt securities under one or separate indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under one or more senior indentures that we will enter into with the trustees named in such senior indentures and subordinated debt securities will be issued under one or more subordinated indentures that we will enter into with the trustees named in such subordinated indentures. Any senior debt indentures and subordinated debt indentures are referred to individually in this prospectus as the “indenture” and collectively as the “indentures.” The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to, governed by and qualified under, the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. We use the term “debenture trustee” to refer to either a trustee under a senior indenture or a trustee under a subordinated indenture, as applicable. We have filed forms of indentures to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Any indentures will contain the full legal text of the matters described in this section of the prospectus, as applicable. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture, not the summary provided herein or in any prospectus supplement or supplements. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.

We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a merger, consolidation, change in control or disposition of substantially all of our assets) that might have an adverse effect on our credit quality.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any debt securities, the terms of the debt securities being offered, including, but not limited to:

•	the title and series of debt securities;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the date or dates and method or methods by which principal and any premium on such debt securities is payable;

•	the principal amount due at maturity;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be convertible into shares of common stock, preferred stock or other securities or property and, if so, the terms of such conversion;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the terms of any guarantee of the payment of principal, interest and premium, if any, with respect to debt securities of the series and any corresponding changes to the provisions of the applicable indenture;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether and under what circumstances any additional amounts are payable with respect to such debt securities;

•	the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;

•	the denominations of such debt securities, if other than $1,000 and integral multiples thereof;

•	the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;

•	if other than the principal amount hereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•	any events of default or covenants in addition to or in lieu of those described herein and remedies therefor;

•	whether such debt securities will be subject to defeasance or covenant defeasance;

•	the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units or rights;

•	whether such debt securities will be guaranteed and the terms thereof; and

•	any other terms of the series of debt securities (which shall not be inconsistent with the provisions of the indentures, except as permitted by a supplemental indenture, but which may modify or delete any provisions of the indentures insofar as it applies to such series), including any terms which may be required by or advisable under the laws of the U.S. or regulations thereunder or advisable (as determined by us) in connection with the marketing of the debt securities of the series.

Guarantee

Our debt securities may be guaranteed by any of the Subsidiary Guarantors listed on this prospectus. The specific terms and provisions of each guarantee will be described in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities or other securities, in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that it may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any warrants, the terms of the warrants being offered, including, but not limited to:

•	the offering price of securities that include such warrants and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price or prices that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant agreement representing the warrants to be exercised together with specified information, and paying the required amount to us in immediately available funds, as provided in the applicable prospectus supplement.

Upon receipt of the required payment and the warrant agreement properly completed and duly executed at our or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant agreement are exercised, then we will issue a new warrant agreement for the remaining amount of warrants. Holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, preferred stock, debt securities or other securities in one or more series. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreements that describes the terms of the rights we are offering, and any supplemental agreements, before the issuance of the related series of rights. The following summaries of material terms and provisions the rights are subject to, and qualified in their entirety by reference to, all the provisions of the rights agreement and any supplemental agreements applicable to a particular series of rights. We urge you to read the applicable prospectus supplements related to the particular series of rights that we may offer under this prospectus, as well as any related free writing prospectuses and the complete rights agreement and any supplemental agreements that contain the terms of the rights.

General

We will describe in the applicable prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any rights, the terms of the rights being offered, including, but not limited to:

•	in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

•	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for the underlying debt securities, common stock, preferred stock or other securities upon the exercise of the rights;

•	the number and terms of the underlying debt securities, common stock, preferred stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the effect of any merger, consolidation, sale or other disposition of our business on the rights agreements and the rights;

•	the manner in which the rights agreements may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the rights;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price or prices that we describe in the applicable prospectus supplement. Holders of the rights may exercise the rights at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised rights will become void.

Holders of the rights may exercise the rights by delivering the rights agreement representing the rights to be exercised together with specified information, and paying the required amount to us in immediately available funds, as provided in the applicable prospectus supplement.

Upon receipt of the required payment and the rights agreement properly completed and duly executed at our or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the rights represented by the rights agreement are exercised, then we will issue a new rights agreement for the remaining amount of rights. Holders of the rights may surrender securities as all or part of the exercise price for rights.

DESCRIPTION OF UNITS

We may issue, in one or more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any series of units, the terms of the series of units being offered, including, but not limited to:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Our Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit to the extent comprised of any such security included in each unit, as well as the underlying, relevant securities, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities” below.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including, among other things, working capital, financing possible acquisitions, repayment of obligations that have matured, and reducing or refinancing indebtedness that may be outstanding at the time of any offering under this prospectus.

We have not specifically allocated the proceeds to those purposes as of the date of this prospectus. Pending these uses, we may invest the net proceeds in short-term, investment-grade securities. The precise amount and timing of the application of proceeds from the sale of securities will depend on our funding requirements and the availability and cost of other funds at the time of sale. Allocation of proceeds of a particular series of securities, or the principal reason for the offering if no allocation has been made, will be described in the applicable prospectus supplement or in any related free writing prospectus.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form to “holders” and “indirect holders” or as global securities. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As discussed below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and will make all payments, if any, on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment, if any, or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities but instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not us or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, with or without an underwriting syndicate, through agents, or directly to one or more purchasers through a specific bidding or auction process, a rights offering, or otherwise, or through a combination of these methods or through any other method described in a prospectus supplement. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices or in competitively bid transactions.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the terms of any rights;

•	any public offering price;

•	any delayed delivery arrangements;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

We may also make direct sales through rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through rights, the rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement, the documents incorporated by reference or the free writing prospectus with respect to the offer of securities under the rights will set forth the relevant terms of the rights.

We may authorize underwriters, dealers, or agents to solicit offers by certain types of institutional investors or other purchasers to purchase our securities from them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Unless otherwise specified in an applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the New York Stock Exchange under the symbol “GBX.” Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities. We cannot guarantee the liquidity of the trading markets for any securities.

In connection with any offering, the underwriters may purchase and sell securities in the open market. Any underwriter may engage in short sales, over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price and are made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.

Any underwriters that are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in our common stock on the New York Stock Exchange in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Tonkon Torp LLP, Portland, Oregon will pass upon the validity of the securities being offered by this prospectus. Any underwriter, dealer or agent may be advised about issues relating to any offering by its own legal counsel. The name of the law firm or law firms advising any underwriters, dealers or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K dated April 6, 2010, and the effectiveness of the Company’s internal control over financial reporting incorporated by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph relating to the adoption of accounting guidance related to convertible debt and noncontrolling interests and, (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we filed at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on the website maintained by the SEC at http://www.sec.gov.

You may also obtain free copies of the documents that we file with the SEC by going to the Investors Information section of our website, http://www.gbrx.com. The information provided on our website is not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-13146) which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report of Form 10-K for the fiscal year ended August 31, 2009 filed with the SEC on November 12, 2009.

•	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended November 30, 2009 filed with the SEC on January 8, 2010, and for the fiscal quarter ended February 28, 2010 filed with the SEC on April 7, 2010.

•	Our Current Reports on Form 8-K filed with the SEC on December 15, 2009, January 13, 2010, March 9, 2010, and April 7, 2010 concerning a disclosure pursuant to Item 8.01 Other Items;

•	The description of our common stock set forth in our registration statement on Form S-1, as declared effective on July 11, 1994 (Registration No. 33-78852), which description has been updated by our registration statement on Form S-3 filed with the SEC on July 25, 2006; and

•	The description of our preferred share purchase rights set forth in our registration statement on Form 8-A filed with the SEC on July 16, 2004, which description has been updated by our registration statement on Form S-3 filed with the SEC on July 25, 2006.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document or other report that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed and except as described above, Current Reports on Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. If you would like to request documents from us, please send a request in writing or by telephone to us at the following address:

The Greenbrier Companies, Inc.
One Centerpointe Drive, Suite 200
Lake Oswego, OR 97035
(503) 684-7000
Attn: Secretary

$300,000,000

Common Stock
Preferred Stock
Debt Securities
Guarantees
Warrants
Rights
Units

PROSPECTUS

          , 20

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee:

SEC Registration Fee	$21,390
Legal Fees and Expenses	$50,000	*
Accounting Fees and Expenses	$10,000	*
Miscellaneous	$5,000	*
Total	$86,390	*

*	Estimated.

Item 15.	Indemnification of Directors and Officers

The Oregon Business Corporation Act, or the OBCA, authorizes the indemnification of a director or officer made party to a proceeding because the director or officer is or was a director or officer against liability (including amounts paid in settlement) incurred in the proceeding and against expenses with respect to the proceeding (including attorney fees) if: (a) the conduct of the director or officer was in good faith, (b) the director or officer reasonably believed that his conduct was in the best interests of the corporation or at least not opposed to its best interests, (c) in the case of a criminal proceeding, the director or officer had no reasonable cause to believe his conduct was unlawful, (d) in the case of any proceeding by or in the right of the corporation, if the director or officer was not adjudged liable, and (e) in connection with any other proceeding charging improper personal benefit to the director or officer, if the director or officer was not adjudged liable on the basis that personal benefit was improperly received by the director or officer. The OBCA also authorizes a court to order indemnification, whether or not the above standards of conduct have been met, if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. The Company’s Articles of Incorporation permit, and the Company’s Bylaws require, the Company to indemnify directors and officers to the fullest extent permissible by law.

The OBCA further provides that the articles of incorporation of a corporation may provide that no director shall be personally liable to a corporation or its shareholders for monetary damages for conduct as a director, except that such provision does not eliminate the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for any unlawful distribution as defined under the OBCA, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Articles of Incorporation provide that, to the fullest extent permissible by law, no director shall be personally liable to the Company or its shareholders for monetary damages.

In addition to the indemnification and exculpation provided by the Company’s Articles of Incorporation and Bylaws, the Company has entered into an indemnification agreement with its directors and certain officers. The indemnification agreements provide that no director or officer shall have a monetary liability of any kind in respect of the director’s or officer’s errors or omissions in serving the Company or any of its subsidiaries, shareholders or related enterprises, so long as such errors are not shown by clear and convincing evidence to have involved: (i) any breach of the duty of loyalty to such entities; (ii) any act or omission not in good faith or which involved intentional misconduct or a knowing violation of the law; (iii) any transaction from which the director or officer derived an improper personal benefit; (iv) any unlawful corporate distribution; or (v) profits made from the purchase and sale by the director or officer of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934. Furthermore, regardless of the theory of liability asserted and to the fullest extent permitted by law, no director or officer shall have personal liability for (i) punitive, exemplary or consequential damages;

(ii) treble or other damages computed based upon any multiple of damages actually and directly proved to have been sustained; (iii) fees of attorneys, accountants, expert witnesses or professional consultants; or (iv) civil fines or penalties of any kind or nature whatsoever.

The indemnification agreements also require the Company to indemnify any director or officer who is a party to, or is threatened to be made a party to, any proceeding, against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director or officer in connection with such proceeding, if the director or officer: (i) acted in good faith and in a manner the director or officer reasonably believed was in or not opposed to the best interests of the Company; and (ii) with respect to any criminal proceeding, the director or officer also had no reasonable cause to believe that his or her conduct was unlawful. In any proceeding charging a director or officer with improper personal benefit to the director or officer, the Company will indemnify the director or officer if the appropriate court determines that the director or officer is fairly and reasonably entitled to indemnification.

The indemnification agreements also provide indemnity to a director or officer in proceedings brought by or in the right of the Company, as long as the director or officer acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company. If a director or officer is adjudged liable to the Company, he or she will not be indemnified unless the appropriate court determines that the director or officer is fairly and reasonably entitled to indemnification.

The Company maintains directors’ and officers’ liability insurance under which the Company’s directors and officers are insured against claims for errors, neglect, breach of duty and other matters.

The Subsidiary Guarantors include a Delaware limited partnership, Delaware limited liability companies, a Washington corporation, Oregon corporations and Oregon limited liability companies. Delaware limited partnership and limited liability company law provide that, subject to any standards or restrictions set forth in a partnership agreement or limited liability company agreement, as the case may be, an entity may indemnify and hold harmless any partner, member, manager or other person from and against any and all claims and demands whatsoever. Oregon limited liability company law provides that the articles of organization or operating agreement may provide for indemnification of any person for any acts or omissions as a member, manager, employee or agent and may eliminate or limit liability of a member, manager, employee or agent for damages from such acts or omissions; provided, that indemnification and elimination or limitation of liability is not permitted for any breach of the duty of loyalty, acts or omissions not in good faith which involve intentional misconduct or knowing violation of the law, or any unlawful distribution or any transaction from which the member or manager derives an improper personal benefit. A description of the authorization for indemnity for directors and officers of an Oregon corporation under the OBCA is provided above.

The Washington Business Corporation Act, or the WBCA, in general, empowers Washington corporations to indemnify a person made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney’s fees, judgments, amounts paid in settlements, penalties and fines actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. Washington corporations may not indemnify a person in connection with such proceedings if the person was adjudged to have received an improper personal benefit. The WBCA also empowers Washington corporations to provide similar indemnity to such a person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, unless the person was adjudged liable to the corporation. If authorized by the articles of incorporation of a Washington corporation or by its shareholders, a Washington corporation may indemnify and advance expenses to the persons described above without regard to the limitations described above, provided that such indemnity will not cover acts or omissions of the person finally adjudged to be intentional misconduct or a knowing violation of law, conduct finally adjudged to involve a violation of WBCA

Section 310 (related to certain unlawful distributions), and any transaction with respect to which it was finally adjudged that the person received a benefit to which such person was not legally entitled.

The WBCA also permits a Washington corporation to purchase and maintain on behalf of such person insurance against liabilities incurred in such capacities. The WBCA further permits Washington corporations to eliminate or limit the personal liability of directors to the corporation or its shareholders for monetary damages for conduct as a director. However, the WBCA does not eliminate or limit the liability of a director for any of the following: (i) acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director; (ii) conduct violating WBCA Section 310; or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Each of the Amended and Restated Limited Liability Company Agreement of Greenbrier-Concarril, LLC (a Delaware limited liability company) and the Limited Liability Company Agreements of each of Autostack LLC, Greenbrier Leasing Company LLC, Greenbrier Railcar LLC, Gunderson LLC, Gunderson Marine LLC, Gunderson Rail Services LLC and Brandon Railroad LLC (each an Oregon limited liability company) provides that the member and manager shall be indemnified and held harmless from and against any costs and expenses (including attorneys’ fees and disbursements), losses, liabilities, damages or claims incurred by reason of any act or omission performed or omitted by them in good faith and in a manner the indemnified persons in their business judgment reasonably believed to be in or not opposed to the best interests of the company. The Operating Agreement of Gunderson Specialty Products, LLC (a Delaware limited liability company) provides that the member shall be indemnified and held harmless from and against any costs and expenses (including attorneys’ fees and disbursements), losses, liabilities, damages or claims incurred by reason of any act or omission performed or omitted by the member in good faith and in a manner the indemnified persons in their business judgment reasonably believed to be in or not opposed to the best interests of the company. The organizational documents of Greenbrier Leasing, L.P. (a Delaware limited partnership) are silent as to the indemnification of directors and officers. The organizational documents of each of Meridian Rail Holdings Corp., Meridian Rail Acquisition Corp. and Meridian Rail Mexico City Corp. (each an Oregon corporation) provide that the Board of Directors may provide that the corporation shall indemnity the directors and officers to the fullest extent permitted by law. The organizational documents of all other Subsidiary Guarantors provide that directors and officer shall be indemnified to the full extent permitted by law.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibit Index —

Exhibit
No.		Exhibit Description

1	.1*	Form of Underwriting Agreement
1	.2*	Form of Placement Agent Agreement
3.1		Registrant’s Articles of Incorporation are incorporated herein by reference by Exhibit 3.1 to the Registrant’s Form 10-Q filed April 5, 2006.
3.2		Articles of Merger amending the Registrant’s Articles of Incorporation are incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 10-Q filed April 5, 2006.
3.3		Registrant’s Bylaws, as amended January 11, 2006, are incorporated herein by reference to Exhibit 3.3 to the Registrant’s Form 10-Q filed April 5, 2006.
3.4		Amendment to the Registrant’s Bylaws dated October 31, 2006, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed November 6, 2006.
3.5		Amendment to the Registrant’s Bylaws dated November 6, 2007, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed November 8, 2007.
3.6		Amendment to the Registrant’s Bylaws dated April 8, 2008, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed April 11, 2008.
3.7		Amendment to the Registrant’s Bylaws dated April 7, 2009, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed April 13, 2009.
3.8		Amendment to the Registrant’s Bylaws dated June 8, 2009, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed June 10, 2009.

Exhibit
No.		Exhibit Description

3.9		Amendment to the Registrant’s Bylaws dated June 10, 2009, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed June 12, 2009.
4.1		Specimen Common Stock Certificate of Registrant
4.2		Rights Agreement, dated as of July 13, 2004, as amended, by and between the Registrant and Computershare Trust Co., N.A. (formerly Equiserve Trust Company, N.A.), is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-A filed September 16, 2004.
4.3		Form of Registrant’s Right Certificate (included in Exhibit 4.2)
4.4		Amendment No. 1, dated November 9, 2004, to the Rights Agreement, dated as of July 13, 2004, is incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed November 15, 2004.
4.5		Amendment No. 2, dated February 5, 2005, to the Rights Agreement, dated as of July 13, 2004, is incorporated herein by reference to Exhibit 4.3 to the Registrant’s Form 8-K filed February 9, 2005.
4.6		Amendment No. 3, dated June 10, 2009, to the Rights Agreement, dated as of July 13, 2004, is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed June 12, 2009.
4.7		Warrant Agreement, dated June 10, 2009, among the Registrant, WLR Recovery Fund IV, L.P., WLR IV Parallel ESC, L.P. and each other holder from time to time party thereto, is incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed June 12, 2009.
4.8		Credit Agreement dated June 10, 2009, among the Registrant, WLR Recovery Fund IV, L.P., WLR IV Parallel ESC, L.P., and the other holders from time to time party hereto, and WL Ross & Co. LLC, as Administrative Agent is incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed June 12, 2009.
4.9		Investor Rights and Restrictions Agreement, dated June 10, 2009, among the Registrant, WLR Recovery Fund IV, L.P., WLR IV Parallel ESC, L.P., WL Ross & Co. LLC and the other holders from time to time party thereto, is incorporated herein by reference to Exhibit 4.3 to the Registrant’s Form 8-K filed June 12, 2009.
4	.10*	Certificate of Designation of Preferred Stock
4	.11*	Form of Specimen Preferred Stock Certificate
4	.12*	Form of Warrant Agreement (including form of Warrant Certificate)
4	.13*	Form of Rights Agreement (including form of Rights Certificate)
4	.14*	Form of Unit Agreement (including form of Unit Certificate)
4.15		Senior Debt Indenture
4.16		Subordinated Debt Indenture
4	.17*	Form of Senior Note
4	.18*	Form of Guarantee
4	.19*	Form of Subordinated Note
5.1		Opinion of Tonkon Torp LLP
12.1		Computation of Ratio of Earnings to Fixed Charges for the years ended August 31, 2005, 2006, 2007, 2008 and 2009 and for the six months ended February 28, 2009 and 2010.
23.1		Consent of Deloitte & Touche, LLP Independent Registered Public Accounting Firm to the Registrant
23.3		Consent of Tonkon Torp LLP (included in Exhibit 5.1)
24		Power of Attorney (included on signature pages)
25	.1*	Statement of Eligibility of Trustee on Form T-1 under the Senior Debt Indenture
25	.2*	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Debt Indenture

*	To be filed by amendment or by a report field under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

Item 17.	Undertakings

(a) Each of the undersigned registrants hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to an offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof:

(7) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Lake Oswego, State of Oregon, on April 6, 2010.

THE GREENBRIER COMPANIES, INC.

By:	/s/ William A. Furman
William A. Furman
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Furman and Mark J. Rittenbaum, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Furman William A. Furman	President and Chief Executive Officer, Director (Principal Executive Officer)	April 6, 2010

/s/ Mark J. Rittenbaum Mark J. Rittenbaum	Executive Vice President And Chief Financial Officer (Principal Financial Officer)	April 6, 2010

/s/ James W. Cruckshank James W. Cruckshank	Senior Vice President And Chief Accounting Officer (Principal Accounting Officer)	April 6, 2010

/s/ Benjamin R. Whiteley Benjamin R. Whiteley	Chairman of the Board	April 6, 2010

/s/ Graeme A. Jack Graeme A. Jack	Director	April 6, 2010

Signature	Title	Date

/s/ Duane C. McDougall Duane C. McDougall	Director	April 6, 2010

/s/ Victoria McManus Victoria McManus	Director	April 6, 2010

/s/ A. Daniel O’Neal Jr. A. Daniel O’Neal Jr.	Director	April 6, 2010

/s/ Wilbur L. Ross, Jr. Wilbur L. Ross, Jr.	Director	April 6, 2010

/s/ Charles J. Swindells Charles J. Swindells	Director	April 6, 2010

/s/ Wendy L. Teramoto Wendy L. Teramoto	Director	April 6, 2010

/s/ C. Bruce Ward C. Bruce Ward	Director	April 6, 2010

/s/ Donald A. Washburn Donald A. Washburn	Director	April 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Lake Oswego, State of Oregon, on April 6, 2010.

AUTOSTACK COMPANY LLC,
an Oregon limited liability company.

By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Furman and Mark J. Rittenbaum, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Furman William A. Furman	Chief Executive Officer and Manager (Principal Executive Officer)	April 6, 2010

/s/ Mark J. Rittenbaum Mark J. Rittenbaum	Vice President And Principal Financial and Accounting Officer	April 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Lake Oswego, State of Oregon, on April 6, 2010.

GREENBRIER-CONCARRIL, LLC,
a Delaware limited liability company

By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Furman and Mark J. Rittenbaum, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Furman William A. Furman	Principal Executive Officer and Manager	April 6, 2010

/s/ Mark J. Rittenbaum Mark J. Rittenbaum	Vice President (Principal Financial and Accounting Officer)	April 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Lake Oswego, State of Oregon, on April 6, 2010.

GREENBRIER LEASING COMPANY LLC,
an Oregon limited liability company

By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Executive Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Furman and Mark J. Rittenbaum, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Furman William A. Furman	Chief Executive Officer, Principal Executive Officer and Manager	April 6, 2010

/s/ Mark J. Rittenbaum Mark J. Rittenbaum	Executive Vice President (Principal Financial and Accounting Officer)	April 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Lake Oswego, State of Oregon, on April 6, 2010.

GREENBRIER LEASING LIMITED PARTNER, LLC,
a Delaware limited liability company

By:	Greenbrier Leasing Company LLC Sole Member

By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Executive Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Furman and Mark J. Rittenbaum, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Furman William A. Furman	Principal Executive Officer	April 6, 2010

/s/ Mark J. Rittenbaum Mark J. Rittenbaum	Principal Financial and Accounting Officer	April 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Lake Oswego, State of Oregon, on April 6, 2010.

GREENBRIER MANAGEMENT SERVICES, LLC,
a Delaware limited liability company

By:	Greenbrier Leasing Company LLC
Sole Member

By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Executive Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Furman and Mark J. Rittenbaum, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Furman William A. Furman	Principal Executive Officer	April 6, 2010

/s/ Mark J. Rittenbaum Mark J. Rittenbaum	Principal Financial and Accounting Officer	April 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Lake Oswego, State of Oregon, on April 6, 2010.

GREENBRIER LEASING, L.P.,
a Delaware limited partnership

By:	Greenbrier Management Services, LLC
General Partner

By:	Greenbrier Leasing Company LLC
Sole Member

By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Executive Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Furman and Mark J. Rittenbaum, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Furman William A. Furman	Principal Executive Officer	April 6, 2010

/s/ Mark J. Rittenbaum Mark J. Rittenbaum	Principal Financial and Accounting Officer	April 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Lake Oswego, State of Oregon, on April 6, 2010.

GREENBRIER RAILCAR LLC,
an Oregon limited liability company.

By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Furman and Mark J. Rittenbaum, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Furman William A. Furman	Manager and Principal Executive Officer	April 6, 2010

/s/ Mark J. Rittenbaum Mark J. Rittenbaum	Vice President (Principal Financial and Accounting Officer)	April 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Lake Oswego, State of Oregon, on April 6, 2010.

GUNDERSON LLC,
an Oregon limited liability company

By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Executive Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Furman and Mark J. Rittenbaum, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Furman William A. Furman	Manager and Principal Executive Officer	April 6, 2010

/s/ Mark J. Rittenbaum Mark J. Rittenbaum	Executive Vice President (Principal Financial and Accounting Officer)	April 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Lake Oswego, State of Oregon, on April 6, 2010.

GUNDERSON MARINE LLC,
an Oregon limited liability company

By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Furman and Mark J. Rittenbaum, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Furman William A. Furman	Manager and Principal Executive Officer	April 6, 2010

/s/ Mark J. Rittenbaum Mark J. Rittenbaum	Vice President and Principal Financial and Accounting Officer	April 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Lake Oswego, State of Oregon, on April 6, 2010.

GUNDERSON RAIL SERVICES LLC,
an Oregon limited liability company

By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Furman and Mark J. Rittenbaum, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Furman William A. Furman	Manager and Principal Executive Officer	April 6, 2010

/s/ Mark J. Rittenbaum Mark J. Rittenbaum	Vice President and Principal Financial and Accounting Officer	April 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Lake Oswego, State of Oregon, on April 6, 2010.

GREENBRIER RAILCAR LEASING, INC.,
a Washington corporation

By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Executive Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Furman and Mark J. Rittenbaum, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Furman William A. Furman	Sole Director	April 6, 2010

/s/ James T. Sharp James T. Sharp	President (Principal Executive Officer)	April 6, 2010

/s/ Mark J. Rittenbaum Mark J. Rittenbaum	Vice President and Principal Financial and Accounting Officer	April 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Lake Oswego, State of Oregon, on April 6, 2010.

GUNDERSON SPECIALTY PRODUCTS, LLC,
a Delaware limited liability company

By:	Gunderson LLC
Sole Member

By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Executive Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Furman and Mark J. Rittenbaum, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Furman William A. Furman	Principal Executive Officer	April 6, 2010

/s/ Mark J. Rittenbaum Mark J. Rittenbaum	Principal Financial and Accounting Officer	April 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Lake Oswego, State of Oregon, on April 6, 2010.

BRANDON RAILROAD LLC,
an Oregon limited liability company

By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Furman and Mark J. Rittenbaum, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Furman William A. Furman	Manager	April 6, 2010

/s/ Timothy A. Stuckey Timothy A. Stuckey	President (Principal Executive Officer)	April 6, 2010

/s/ Mark J. Rittenbaum Mark J. Rittenbaum	Vice President (Principal Financial and Accounting Officer)	April 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Lake Oswego, State of Oregon, on April 6, 2010.

MERIDIAN RAIL HOLDINGS CORP.,
an Oregon corporation

By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Furman and Mark J. Rittenbaum, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Furman William A. Furman	Sole Director	April 6, 2010

/s/ Timothy A. Stuckey Timothy A. Stuckey	President (Principal Executive Officer)	April 6, 2010

/s/ Mark J. Rittenbaum Mark J. Rittenbaum	Vice President (Principal Financial and Accounting Officer)	April 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Lake Oswego, State of Oregon, on April 6, 2010.

MERIDIAN RAIL ACQUISITION CORP.,
an Oregon corporation

By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Furman and Mark J. Rittenbaum, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Furman William A. Furman	Sole Director	April 6, 2010

/s/ Timothy A. Stuckey Timothy A. Stuckey	President (Principal Executive Officer)	April 6, 2010

/s/ Mark J. Rittenbaum Mark J. Rittenbaum	Vice President (Principal Financial and Accounting Officer)	April 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Lake Oswego, State of Oregon, on April 6, 2010.

MERIDIAN RAIL MEXICO CITY CORP.,
an Oregon corporation

By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Furman and Mark J. Rittenbaum, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Furman William A. Furman	Sole Director	April 6, 2010

/s/ Timothy A. Stuckey Timothy A. Stuckey	President (Principal Executive Officer)	April 6, 2010

/s/ Mark J. Rittenbaum Mark J. Rittenbaum	Vice President (Principal Financial and Accounting Officer)	April 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Lake Oswego, State of Oregon, on April 6, 2010.

GREENBRIER RAIL HOLDINGS I, LLC,
an Oregon limited liability company

By:	The Greenbrier Companies, Inc.
Sole Member

By:	/s/ William A. Furman
William A. Furman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Furman and Mark J. Rittenbaum, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Furman William A. Furman	Manager and Principal Executive Officer	April 6, 2010

/s/ Mark J. Rittenbaum Mark J. Rittenbaum	Principal Financial and Accounting Officer	April 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Lake Oswego, State of Oregon, on April 6, 2010.

GREENBRIER RAIL HOLDINGS II, LLC,
an Oregon limited liability company

By:	Greenbrier Leasing Company LLC
Sole Member

By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Executive Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Furman and Mark J. Rittenbaum, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Furman William A. Furman	Manager and Principal Executive Officer	April 6, 2010

/s/ Mark J. Rittenbaum Mark J. Rittenbaum	Principal Financial and Accounting Officer	April 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Lake Oswego, State of Oregon, on April 6, 2010.

GREENBRIER RAIL HOLDINGS III, LLC,
an Oregon limited liability company

By:	Gunderson Rail Services LLC
Sole Member

By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Furman and Mark J. Rittenbaum, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Furman William A. Furman	Manager and Principal Executive Officer	April 6, 2010

/s/ Mark J. Rittenbaum Mark J. Rittenbaum	Principal Financial and Accounting Officer	April 6, 2010